EXHIBIT 99.1

DEPARTMENT OF ENVIRONMENTAL QUALITY
33 N. Stone Ave., Suite 700
Tucson, Arizona 85701-1429
www.deq.pima.gov

Printed on recycled paper

Ursula Kramer (520) 243-7400
Director FAX (520) 838-7432

October 24, 2012                       RCRA Permit #: 3220

United Mines, Inc.
Attn: Larry Dykers
3701 E. 22nd Street, Ste 6 W
Tucson Az 85710

RE: Achievement of Substantial Compliance, United Mines, Inc. PC # 1207-087

Dear Mr. Dykers:

On September 14 & October 19, 2012 Pima County Department of Environmental Quality (PDEQ) received a response to the July 30, 2012 Notice of Violation (NOV) issued to United Mines, Inc. It has been determined that you are now in substantial compliance with the violations cited in the NOV and the case has been closed.

Please be aware that future violations of this type may document a recalcitrant pattern of non-compliance and can result in escalated enforcement including penalties.

If you have any other questions or comments, please contact me at (520) 243-7383.

Sincerely,
Scott Porter
Enforcement Manager

cc: Milena Sousa, Enforcement Supervisor
lgdykers@cs.com
miner5701@yahoo.com